                                                                    Exhibit 10.2

                                                                  EXECUTION COPY

                              FOURTH AMENDMENT TO
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

         THIS FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT ("Amendment") is entered into as of August 14, 2006, by and among WARRIOR ENERGY SERVICES CORPORATION (formerly known as Black Warrior Wireline Corp.), a Delaware corporation ("Borrower"), any other Credit Parties signatory hereto, the lenders signatory hereto and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("GE Capital"), as Agent for Lenders (in such capacity, the "Agent").

                                    RECITALS

         A. Borrower, the other Credit Parties signatory thereto, GE Capital, the lenders from time to time parties thereto (the "Lenders") and the Agent are parties to a certain Second Amended and Restated Credit Agreement, dated as of December 16, 2005, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement, dated as of March 15, 2006, as amended by that certain Second Amendment to Second Amended and Restated Credit Agreement, dated as of April 12, 2006, and as amended by that certain Third Amendment to Second Amended and Restated Credit Agreement, dated as of June 22, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement).

         B. Borrower has requested that the Agent and the Lenders amend the Credit Agreement in certain respects and the Agent and the Lenders have agreed to amend the Credit Agreement subject to the terms and conditions hereof.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and intending to be legally bound, the parties hereto agree as follows:

                                  A. AMENDMENT

         1. Section 1.1(b)(ii) of Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended by replacing clause (b)(ii) in its entirety with the following:

                  (ii) Borrower shall repay the principal amount of the Term Loan in twelve (12) consecutive quarterly installments, each in the amount of $1,100,000 on the first day of each Fiscal Quarter, commencing on January 1, 2006 and continuing thereafter. The final thirteenth installment shall be due and payable on December 16, 2008, and shall be in the amount of $16,800,000 or, if different, the remaining principal balance of the Term Loan.

         2. Section 1.1(c)(iii) of Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended by replacing clause (c)(iii) in its entirety with the following:

                  (i) Borrower shall repay the CapEx Loan in eight (8) consecutive quarterly installments, on the first day of each Fiscal Quarter, commencing on January 1, 2007 and continuing thereafter, the first two such installments to be equal to $250,000 and the last six such installments to be equal to the sum of (A) $250,000 plus (B) 1/20th of the principal amount of the CapEx Loan funded on or after the Fourth Amendment Effective Date and on or prior to the CapEx Commitment Termination Date. The final ninth installment shall be due and payable on December 16, 2008, and shall be in the amount of the entire remaining principal balance of the CapEx Loan. No payment with respect to the CapEx Loan may be reborrowed. Each payment of principal with respect to the CapEx Loan shall be paid to Agent for the ratable benefit of each CapEx Lender making a CapEx Loan, ratably in proportion to each such CapEx Lender's respective CapEx Loan Commitment.

         3. Addition of Section 1.2A to Credit Agreement. The Credit Agreement is hereby amended by inserting a new Section 1.2A as follows:

         1.2A Letters of Credit. Subject to and in accordance with the terms and conditions contained herein and in Annex J, Borrower shall have the right to request, and Revolving Lenders agree to incur, or purchase participations in, Letter of Credit Obligations in respect of Borrower.

         4. Amendment to Section 1.3(a). Section 1.3 of the Credit Agreement is hereby amended by replacing clause (a) of such Section in its entirety with the following:

                  (a) Voluntary Prepayments; Reductions or Termination in Commitments. Borrower may at any time on at least five (5) days' prior written notice to Agent (i) voluntarily prepay all or part of the Term Loan or CapEx Loan, and/or (ii) permanently reduce or terminate the CapEx Loan Commitment and/or (iii) permanently reduce (but not terminate) the Revolving Loan Commitment; provided that (A) any such prepayments or reductions shall be in a minimum amount of $500,000 and integral multiples of $250,000 in excess of such amount, (B) the CapEx Loan Commitment shall not be reduced to an amount less than the amount of the CapEx Loan then outstanding and (C) the Revolving Loan Commitment shall not be reduced to an amount less than the aggregate amount of the Revolving Loan and Swing Line Loan then outstanding. In addition, Borrower may at any time on at least ten (10) days' prior written notice to Agent terminate the Revolving Loan Commitment; provided that upon such termination, all Loans and other Obligations shall be immediately due and payable in full, all Letter of Credit Obligations shall be cash collateralized or otherwise satisfied in accordance with Annex J hereto and all Commitments shall be terminated. Any voluntary prepayment of the Term Loan or CapEx Loan, any reduction or termination of the CapEx Loan Commitment and any termination of the Revolving Loan Commitment must be accompanied by payment of the Fee required by Section 1.9(d) plus the payment of any LIBOR funding breakage costs in accordance with Section 1.13(b). Upon any such reduction or termination of the Revolving Loan Commitment, Borrower's right to request Revolving Credit Advances, or request that Letter of Credit Obligations be incurred on its behalf, or request Swing Line Advances, shall simultaneously be permanently reduced or terminated, as the case may be; provided that a permanent reduction of the Revolving Loan Commitment shall not require a corresponding reduction in the L/C Sublimit except to the extent that the Revolving Loan Commitment is reduced below the L/C Sublimit. Upon any such reduction or termination of the CapEx Loan Commitment, Borrower's right to request CapEx Advances shall simultaneously be permanently reduced or terminated, as the case may be. Each notice of partial prepayment shall designate the Loans or other Obligations to which such prepayment is to be applied; provided that any partial prepayments of the Term Loan or CapEx Loan shall be applied to prepay the scheduled installments of the Term Loan or CapEx Loan, as the case may be, in inverse order of maturity.

         5. Amendment to Section 1.3(b)(i). Section 1.3 of the Credit Agreement is hereby amended by replacing clause (b)(i) of such Section in its entirety with the following:

                  (i) If at any time the aggregate outstanding balances of the Revolving Loan and the Swing Line Loan exceed the lesser of (A) the Maximum Revolver Amount and (B) the Borrowing Base, Borrower shall immediately repay the aggregate outstanding Revolving Credit Advances to the extent required to eliminate such excess. If any such excess remains after repayment in full of the aggregate outstanding Revolving Credit Advances, Borrower shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Annex J to the extent required to eliminate such excess. Notwithstanding the foregoing, any Overadvance made pursuant to Section 1.1(a)(iii) shall be repaid in accordance with Section 1.1(a)(iii).

         6. Amendment to Section 1.3(b)(vi). Section 1.3 of the Credit Agreement is hereby further amended by replacing clause (b)(vi) of such Section in its entirety with the following:

                  (vi) If any Credit Party issues any Stock (other than Stock contemplated to be issued in subsection (v) above) or any Debt at any time (other than Debt permitted to be incurred under Section 6.3), no later than the Business Day following the date of receipt of the cash proceeds thereof, Borrower shall prepay the Loans (and cash collateralize Letter of Credit Obligations) in an amount equal to all such cash proceeds, net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith. Any such prepayment shall be applied in accordance with Section 1.3(c).

         7. Amendment to Section 1.3(c). Section 1.3 of the Credit Agreement is hereby further amended by replacing clause (c) of such Section in its entirety with the following:

                  (c) Application of Certain Mandatory Prepayments. Any prepayments made by Borrower pursuant to Sections 1.3(b)(iv), (b)(v),
         (b)(vi) or (b)(vii) above shall be applied as follows: first, to Fees and reimbursable expenses of Agent then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on the Term Loan and CapEx Loan, pro rata between the Term Loan and CapEx Loan; third, to prepay the scheduled principal installments on the Term Loan and CapEx Loan, allocated pro rata between the Term Loan and CapEx Loan, and applied to principal installments in inverse order of maturity, until such Term Loan and CapEx Loan shall have been prepaid in full; and to the extent that any Event of Default has occurred and is continuing and the Requisite Revolving Lenders so elect, any remaining portion of such prepayments shall be applied as follows: fourth, to interest then due and payable on the Swing Line Loan; fifth, to the principal balance of the outstanding Swing Line Loan until the same has been repaid in full; sixth, to interest then due and payable on Revolving Credit Advances; seventh, to the principal balance of the outstanding Revolving Credit Advances until the same shall have been paid in full, and eighth, to any Letter of Credit Obligations, to provide cash collateral therefor in the manner set forth in Annex J, until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in Annex J. The Revolving Loan Commitment shall be permanently reduced by the amount of any prepayments allocated as set forth in clauses fifth and seventh above, and to the extent that after giving effect to any such reduction in the Revolving Loan Commitment, the Swingline Commitment or the L/C Sublimit would exceed the Revolving Loan Commitment, the Swingline Commitment and/or the L/C Sublimit shall be reduced to the Revolving Loan Commitment. Promptly upon notice of, or receipt of any proceeds for, prepayment of the Loans under this Section 1.3(c), Agent shall notify the Lenders of the proposed allocation of such prepayment. Notwithstanding anything in this Section 1.3(c), each Lender shall have the right to waive any portion of the prepayment to be allocated to the principal amount of such Lender's Term Loan (if any) by notifying Agent of its election in writing no later than one Business Day after receipt of Agent's notice. Failure of a Lender to notify Agent of any waiver of such prepayment within such time period shall be deemed to be acceptance thereof. To the extent that (i) one or more Lenders waive all or any portion of any prepayment to be allocated to the principal amount of the Term Loans under this Section 1.3(c), or (ii) any proceeds remain after allocating any prepayment in the manner set forth above (collectively, the "Waived Prepayments"), such proceeds shall be retained by or returned to Borrower.

         8. Amendment to Section 1.5(a). Section 1.5 of the Credit Agreement is hereby amended by replacing clause (a) of such Section in its entirety with the following:

                  (a) Borrower shall pay interest to Agent, for the ratable benefit of Lenders, in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Revolving Credit Advances, the Index Rate plus the Applicable Revolver Index Margin per annum or, at the election of Borrower, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum, (ii) with respect to the Term Loan, the Index Rate plus the Applicable Term Loan Index Margin per annum or, at the election of Borrower, the applicable LIBOR Rate plus the Applicable Term Loan LIBOR Margin per annum, (iii) with respect to the CapEx Loan, the Index Rate plus the Applicable CapEx Loan Index Margin per annum or, at the election of Borrower, the applicable LIBOR Rate plus the Applicable CapEx Loan LIBOR Margin per annum, and (iv) with respect to the Swing Line Loan, the Index Rate plus the Applicable Revolver Index Margin per annum.

         As of the Closing Date, the Applicable Margins are as follows:


                   Applicable Revolver Index Margin                  0.75%
                   Applicable Revolver LIBOR Margin                  2.25%
                   Applicable Term Loan Index Margin                 2.25%
                   Applicable Term Loan LIBOR Margin                 3.75%
                   Applicable Capex Loan Index Margin                2.25%
                   Applicable Capex Loan LIBOR Margin                3.75%
                   Applicable Unused Line Fee Margin                 0.50%


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         The Applicable Margins may be adjusted by reference to the following grids:

---------------------------------------------------------------------------------------------------
               IF LEVERAGE RATIO IS:                             LEVEL OF
                                                           APPLICABLE MARGINS:
---------------------------------------------------------------------------------------------------
 < 0.50:1.00                                                                   Level I
---------------------------------------------------------------------------------------------------
 < 1.0:1.00, but (greater than or equal to) 0.50:1.00                          Level II
---------------------------------------------------------------------------------------------------
 < 1.50:1.00, but (greater than or equal to) 1.00:1.00                         Level III
---------------------------------------------------------------------------------------------------
 (less than or equal to) 2.00:1.00, but (greater than or equal to) 1.50:1.00   Level IV
---------------------------------------------------------------------------------------------------
 > 2.00:1.00                                                                   Level V
---------------------------------------------------------------------------------------------------


     -------------------------------------------------------------------------------------------------------
                               APPLICABLE MARGINS
     -------------------------------------------------------------------------------------------------------
                                    LEVEL I        LEVEL II       LEVEL III      LEVEL IV        LEVEL V
     -------------------------------------------------------------------------------------------------------
     Applicable Revolver Index   0.50%           0.75%          1.00%          1.25%          1.50%
     Margin
     -------------------------------------------------------------------------------------------------------
     Applicable Revolver LIBOR   1.50%           1.75%          2.00%          2.25%          2.50%
     Margin
     -------------------------------------------------------------------------------------------------------
     Applicable Term Loan        2.00%           2.25%          2.50%          2.75%          3.00%
     Index Margin
     -------------------------------------------------------------------------------------------------------
     Applicable Term Loan        3.00%           3.25%          3.50%          3.75%          4.00%
     LIBOR Margin
     -------------------------------------------------------------------------------------------------------
     Applicable CapEx Loan       2.00%           2.25%          2.50%          2.75%          3.00%
     Index Margin
     -------------------------------------------------------------------------------------------------------
     Applicable CapEx Loan       3.00%           3.25%          3.50%          3.75%          4.00%
     LIBOR Margin
     -------------------------------------------------------------------------------------------------------
     Applicable Unused Line      0.50%           0.50%          0.50%          0.50%          0.50%
     Fee Margin
     -------------------------------------------------------------------------------------------------------

                  Adjustments in the Applicable Margins commencing with the Fiscal Quarter ending June 30, 2006 shall be implemented quarterly on a prospective basis, for each calendar month commencing at least five (5) days after the date of delivery to Lenders of the quarterly unaudited or annual audited (as applicable) Financial Statements evidencing the need for an adjustment. Concurrently with the delivery of those Financial Statements, Borrower shall deliver to Agent and Lenders a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to timely deliver such Financial Statements shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the first day of the first calendar month following the delivery of those Financial Statements demonstrating that such an increase is not required. If an Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the first day of the first calendar month following the date on which such Event of Default is waived or cured.

         9. Amendment to Section 1.5(d). Section 1.5 of the Credit Agreement is hereby amended by replacing clause (d) of such Section in its entirety with the following:

                  (d) So long as an Event of Default has occurred and is continuing under Section 8.1(a), (h) or (i), or so long as any other Default or Event of Default has occurred and is continuing and at the election of Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Agent to Borrower, the interest rates applicable to the Loans and the Letter of Credit Fees shall be increased by two percentage points (2%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder ("Default Rate"), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Default or Event of Default until that Default or Event of Default is cured or waived and shall be payable upon demand.

         10. Amendment to Section 1.9. Section 1.9 of the Credit Agreement is hereby amended by inserting the following as a new clause (e) of such Section:

                  (e) Borrower shall pay to Agent, for the ratable benefit of Revolving Lenders, the Letter of Credit Fee as provided in Annex J.

         11. Amendment to Section 1.11. Section 1.11 of the Credit Agreement is hereby amended by replacing clause (a) of such Section in its entirety with the following:

                  (a) So long as no Default or Event of Default has occurred and is continuing, (i) payments consisting of proceeds of Accounts received in the ordinary course of business shall be applied, first, to the Swing Line Loan and, second, to the Revolving Loan; (ii) payments matching specific scheduled payments then due shall be applied to those scheduled payments; (iii) voluntary prepayments shall be applied as determined by Borrower, subject to the provisions of Section 1.3(a); and (iv) mandatory prepayments shall be applied as set forth in Sections 1.3(c) and 1.3(d). All payments and prepayments applied to a particular Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share. As to any other payment, and as to all payments made when a Default or Event of Default has occurred and is continuing or following the Commitment Termination Date, Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of Borrower, and Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply any and all such payments against the Obligations as Agent may deem advisable notwithstanding any previous entry by Agent in the Loan Account or any other books and records. In the absence of a specific determination by Agent with respect thereto, payments shall be applied to amounts then due and payable in the following order: (1) to Fees and Agent's expenses reimbursable hereunder; (2) to interest on the Swing Line Loan; (3) to principal payments on the Swing Line Loan, (4) to interest on the other Loans and unpaid Swap Related Reimbursement Obligations, ratably in proportion to the interest accrued as to each Loan and unpaid Swap Related Reimbursement Obligation, as applicable; (5) to principal payments on the other Loans and unpaid Swap Related Reimbursement Obligations and to provide cash collateral for Letter of Credit Obligations in the manner described in Annex J, ratably to the aggregate, combined principal balance of the other Loans, unpaid Swap Related Reimbursement Obligations, and outstanding Letter of Credit Obligations; and (6) to all other Obligations, including expenses of Lenders to the extent reimbursable under Section 11.3.

         12. Amendment to Section 2.2. Section 2.2 of the Credit Agreement is hereby amended by replacing such Section in its entirety with the following:

                  2.2 Further Conditions to Each Advance. Except as otherwise expressly provided herein, no Lender shall be obligated to fund any Advance, convert or continue any Loan as a LIBOR Loan or incur any Letter of Credit Obligation, if, as of the date thereof:

                  (a) (i) any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect as of such date, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement and (ii) Agent or Requisite Revolving Lenders or Requisite CapEx Lenders, as the case may be, have determined not to make such Advance, convert or continue any Loan as LIBOR Loan or incur such Letter of Credit Obligation as a result of the fact that such warranty or representation is untrue or incorrect;

                  (b) any event or circumstance having a Material Adverse Effect has occurred since the date hereof as determined by the Requisite Revolving Lenders or Requisite CapEx Lenders, as the case may be, and Agent or Requisite Revolving Lenders or Requisite CapEx Lenders have determined not to make such Advance (or incur such Letter of Credit Obligation), convert or continue any Loan as a LIBOR Loan as a result of the fact that such event or circumstance has occurred;

                  (c) any Default or Event of Default has occurred and is continuing or would result after giving effect to any Advance (or the incurrence of any Letter of Credit Obligation), and Agent or Requisite Revolving Lenders or Requisite CapEx Lenders, as the case may be, shall have determined not to make any Advance, convert or continue any Loan as a LIBOR Loan as a result of that Default or Event of Default; or

                  (d) after giving effect to any Revolving Advance (or the incurrence of any Letter of Credit Obligation), the outstanding principal amount of the aggregate Revolving Loan would exceed the lesser of the Borrowing Base and the Maximum Revolver Amount, in each case, less the then outstanding principal amount of the Swing Line Loan.

         The request and acceptance by Borrower of the proceeds of any Advance, the incurrence of any Letter of Credit Obligations or the conversion or continuation of any Loan into, or as, a LIBOR Loan shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by Borrower that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by Borrower of the granting and continuance of Agent's Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

         13. Amendment to Article 3. Article 3 of the Credit Agreement is hereby amended by replacing the lead-in paragraph of such Article in its entirety with the following:

                  To induce Lenders to make the Loans and to incur Letter of Credit Obligations, the Credit Parties executing this Agreement, jointly and severally, make the following representations and warranties to Agent and each Lender with respect to all Credit Parties, each and all of which shall survive the execution and delivery of this Agreement (it being understood and agreed that the representations and warranties made on the Closing Date are deemed to be made concurrently with the consummation of the Acquisition and the other Related Transactions and the borrowings under the Second Lien Credit Agreement contemplated hereby):

         14. Amendment to Section 3.9. Section 3.9 of the Credit Agreement is hereby amended by replacing such Section in its entirety with the following:

                  3.9 Government Regulation. No Credit Party is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940. No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loans by Lenders to Borrower, the incurrence of the Letter of Credit Obligations on behalf of Borrower, the application of the proceeds thereof and repayment thereof and the consummation of the Related Transactions will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

         15. Amendment to Section 3.23. Section 3.23 of the Credit Agreement is hereby amended by replacing such Section in its entirety with the following:

                  3.23 Solvency. Both before and after giving effect to (a) the Loans and Letter of Credit Obligations to be made or incurred on the Closing Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or incurred; (b) the disbursement of the proceeds of such Loans pursuant to the instructions of Borrower; (c) the Acquisition and the consummation of the other Related Transactions; and (d) the payment and accrual of all transaction costs in connection with the foregoing, each Credit Party is and will be Solvent.

         16. Amendment to Section 5.13(e). Section 5.13 of the Credit Agreement is hereby amended by replacing clause (e) of such Section in its entirety with the following:

                  (e) No later than 60 days after the Closing Date, Borrower shall and shall cause each other Credit Party to use its commercially reasonable efforts to deliver to the Agent a reasonably satisfactory landlord agreement from the lessor of the leased properties located at
         (i) 402 Wilkins-Wise Road, Suite 1, Columbus, MS 39701, (ii) 910 Harding Street, Lafayette, LA and (iii) 2108 West 20th Street, Elk City, OK 73644, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to Agent. No later than 60 days after the Fourth Amendment Effective Date, Borrower shall and shall cause each other Credit Party to use its commercially reasonable efforts to deliver to the Agent a reasonably satisfactory landlord agreement from the lessor of the leased properties located at (i) Windwalker, 90 Reliance Road, Reliance, WY 82901 and (ii) 209 Kimberly, Cleburne, TX 76031, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to Agent.

         17. Amendment to Section 5.13. Section 5.13 of the Credit Agreement is hereby further amended by inserting the following new clause (j):

                  (j) No later than 60 days after the Fourth Amendment Effective Date, Borrower shall provide Agent evidence that all deposit accounts of Borrower, including but not limited to checking account number 118727 held at Central Bank of Alva and all deposit accounts held at Legends Bank and Trustmark, are closed or in compliance with the cash management systems described in Annex B.

         18. Amendment to Section 6.3. Section 6.3 of the Credit Agreement is hereby amended by replacing clause (a) of such Section in its entirety with the following:

                  (a) No Credit Party shall create, incur, assume or permit to exist any Indebtedness, except (without duplication) (i) Indebtedness secured by purchase money security interests and Capital Leases permitted in Sections 6.7(c) and (g), (ii) the Loans and the other Obligations, (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (iv) existing Indebtedness described in Disclosure Schedule (6.3) and refinancings thereof or amendments or modifications thereof that do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favorable to any Credit Party, Agent or any Lender, as determined by Agent, than the terms of the Indebtedness being refinanced, amended or modified, (v) Permitted Insurance Premium Indebtedness in an aggregate amount not to exceed $3,500,000 at any one time outstanding, (vi) Indebtedness specifically permitted under
         Section 6.17, (vii) Second Lien Loans in an aggregate principal amount not to exceed $25,000,00; provided, that upon repayment in full of the Second Lien Loans with the Net Equity Proceeds in accordance with
         Section 1.3(b), in an aggregate principal amount not to exceed $0,
         (viii) Indebtedness under interest rate protection or hedging agreement or transaction (including, but not limited to, interest rate swaps, caps, collars, floors and similar transactions) designed to protect or manage exposure to the fluctuations in the interest rates applicable to any of the Loans and Second Lien Loans, and (ix) Indebtedness incurred in connection with the Aircraft Acquisition in an aggregate amount not to exceed $3,260,000.

         19. Amendment to Section 6.7. Section 6.7 of the Credit Agreement is hereby amended by replacing such Section in its entirety with the following:

                  6.7 Liens. No Credit Party shall create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for (a) Permitted Encumbrances; (b) Liens in existence on the date hereof and summarized on Disclosure Schedule (6.7) securing the Indebtedness described on Disclosure Schedule (6.3) and permitted refinancings, extensions and renewals thereof, including extensions or renewals of any such Liens; provided that the principal amount of the Indebtedness so secured is not increased and the Lien does not attach to any other property; (c) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by any Credit Party in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $2,000,000 outstanding at any one time for all such Liens (provided that (i) such Liens attach only to the assets subject to such purchase money debt, or in the case of Liens of Ford Motor Credit Company in accordance with the Ford Cross Collateral Cross Default Agreement, only to vehicles financed by Ford Motor Credit Company and
         (ii) such Indebtedness is incurred within twenty (20) days following such purchase and does not exceed 100% of the purchase price of the subject assets); (d) Liens securing the Second Lien Loan, subject to the terms of the Intercreditor Agreement (e) Liens securing the Subordinated Debt, subject to the terms of the Subordination Agreements (provided that Liens securing the Excluded Subordinated Note shall be permitted hereunder for 45 days after the Closing Date notwithstanding that such Liens are not subject to a Subordination Agreement); (f) Liens securing the Indebtedness permitted under Section 6.3(a)(ix) to the extent such Liens attach only to the 1989 Citation V Jet Aircraft being acquired pursuant to the Aircraft Acquisition Agreement and (g) Liens created after the Fourth Amendment Effective Date in connection with the GE Capital Fleet Financing Agreement involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $3,600,000 outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to such debt). In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action, that would prohibit the creation of a Lien on any of its properties or other assets in favor of Agent, on behalf of itself and Lenders, as additional collateral for the Obligations, except the Second Lien Loan Documents, operating leases, Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto.

         20. Amendment to Section 8.2. Section 8.2 of the Credit Agreement is hereby amended by replacing such Section in its entirety with the following:

                  8.2      Remedies.

                  (a) If any Default or Event of Default has occurred and is continuing, Agent may (and at the written request of the Requisite Revolving Lenders shall), without notice, suspend the Revolving Loan Commitments with respect to additional Revolving Advances and/or the incurrence of additional Letter of Credit Obligations, whereupon any additional Revolving Advances and additional Letter of Credit Obligations shall be made or incurred in Agent's sole discretion (or in the sole discretion of the Requisite Revolving Lenders, if such suspension occurred at their direction) so long as such Default or Event of Default is continuing. If any Default or Event of Default has occurred and is continuing, Agent may (and at the written request of the Requisite CapEx Lenders shall), without notice, suspend the CapEx Loan Commitment with respect to additional CapEx Advances, whereupon any additional CapEx Advances shall be made or incurred in Agent's sole discretion (or in the sole discretion of the Requisite CapEx Lenders, if such suspension occurred at their direction) so long as such Default or Event of Default is continuing. If any Default or Event of Default has occurred and is continuing, Agent may (and at the written request of Requisite Lenders shall), without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans and the Letter of Credit Fees to the Default Rate.

                  (b) If any Event of Default has occurred and is continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice: (i) terminate the Revolving Loan Commitments and CapEx Loan Commitments with respect to further Advances or the incurrence of further Letter of Credit Obligations; (ii) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized in the manner set forth in Annex J, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower and each other Credit Party; or (iii) exercise any rights and remedies provided to Agent under the Loan Documents or at law or equity, including all remedies provided under the Code; provided, that upon the occurrence of an Event of Default specified in Sections 8.1(h) or (i), the Commitments shall be immediately terminated and all of the Obligations, including the aggregate Revolving Loan, Term Loan, Swing Line Loan and CapEx Loan, shall become immediately due and payable without declaration, notice or demand by any Person.

         21. Amendment to Section 11.2(b). Section 11.2 of the Credit Agreement is hereby amended by replacing clause (b) of such Section in its entirety with the following:

                  (b) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that increases the percentage advance rates set forth in the definition of the Borrowing Base, or that makes less restrictive the nondiscretionary criteria for exclusion from Eligible Accounts set forth in Section 1.6, shall be effective unless the same shall be in writing and signed by Agent, Requisite Revolving Lenders and Borrower. No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that waives compliance with the conditions precedent set forth in Section 2.2 to the making of any Loan or the incurrence of any Letter of Credit Obligations shall be effective unless the same shall be in writing and signed by Agent, Requisite Revolving Lenders and Borrower. Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Default or any Event of Default shall be effective for purposes of the conditions precedent to the making of Loans or the incurrence of Letter of Credit Obligations set forth in Section 2.2 and Section 2.3 unless the same shall be in writing and signed by Agent, Requisite Revolving Lenders and Borrower. No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that adversely affects the Revolving Lenders, the Term Lenders or the CapEx Lenders, as the case may be, shall be effective unless the same shall be in writing and signed by Agent, Borrower and the Requisite Revolving Lenders, Requisite Term Lenders or Requisite CapEx Lenders, respectively.

         22. Amendment to Section 11.2(c). Section 11.2 of the Credit Agreement is hereby further amended by replacing clause (c) of such Section in its entirety with the following:

                  (c) No amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each Lender and L/C Issuer directly affected thereby: (i) increase the principal amount of any Lender's Commitment (which action shall be deemed to directly affect all Lenders; (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender; (iii) extend any scheduled payment date (other than payment dates of mandatory prepayments under Section 1.3(b)(i)-(vi)) or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (v) release any Guaranty or, except as otherwise permitted herein or in the other Loan Documents, release, or permit any Credit Party to sell or otherwise dispose of, any Collateral with a value exceeding $5,000,000 in the aggregate (which action shall be deemed to directly affect all Lenders and the L/C Issuer); (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that shall be required for Lenders or any of them to take any action hereunder; and
         (vii) amend or waive this Section 11.2 or the definitions of the terms "Requisite Lenders", "Requisite Revolving Lenders" or "Requisite CapEx Lenders" insofar as such definitions affect the substance of this
         Section 11.2. Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent, L/C Issuer or of GE Capital in respect of any Swap Related Reimbursement Obligations, under this Agreement or any other Loan Document, including any increase in the L/C Sublimit or any release of any Guaranty or Collateral requiring a writing signed by all Lenders, shall be effective unless in writing and signed by Agent, L/ C Issuer or GE Capital, as the case may be, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

         23. Amendment to Annex A. The Credit Agreement is amended by inserting the following new definitions of "Fourth Amendment", "Fourth Amendment Effective Date" ,"GE Capital Fleet Financing Agreement", "L/C Issuer", "L/C Sublimit", "Letter of Credit Fee", "Letter of Credit Obligations", "Letters of Credit", and "Master Standby Agreement" into Annex A of the Credit Agreement in the appropriate alphabetical order:

                  "Fourth Amendment" means the Fourth Amendment to Second Amended and Restated Credit Agreement, dated as of the Fourth Amendment Effective Date, by and among Borrower, the other Credit Parties signatory thereto, Agent and Lenders.

                  "Fourth Amendment Effective Date" means August 14, 2006.

                  "GE Capital Fleet Financing Agreement" means that certain [Agreement], dated on or about the Fourth Amendment Effective Date, between Borrower and GE Capital, in form and substance satisfactory to Agent.

                  "L/C Issuer" has the meaning ascribed to it in Annex J.

                  "L/C Sublimit" has the meaning ascribed to in it Annex J.

                  "Letter of Credit Fee" has the meaning ascribed to it in Annex J.

                  "Letter of Credit Obligations" means all outstanding obligations incurred by Agent and Lenders at the request of Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Letters of Credit by Agent or another L/C Issuer or the purchase of a participation as set forth in Annex J with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable by Agent or Lenders thereupon or pursuant thereto.

                  "Letters of Credit" means documentary or standby letters of credit issued for the account of Borrower by any L/C Issuer, and bankers' acceptances issued by Borrower, for which Agent and Lenders have incurred Letter of Credit Obligations. The term does not include a Swap Related L/C.

                  "Master Standby Agreement" means the Master Agreement for Standby Letters of Credit dated as of the Fourth Amendment Effective Date between Borrower, as Applicant, and GE Capital, as Issuer.

         24. Amendment to Annex A. Annex A of the Credit Agreement is hereby further amended by replacing the definitions of "CapEx Commitment Termination Date", "CapEx Loan Commitment", "Commitment Termination Date", "Loan Documents", "Revolving Loan", "Revolving Loan Commitment", and "Termination Date" in their entireties with the following:

                  "CapEx Commitment Termination Date" means the earliest of (a) June 16, 2007, (b) the date of termination of Lenders' obligations to make Advances or permit existing Loans to remain outstanding pursuant to Section 8.2(b), and (c) the date of indefeasible prepayment in full by Borrower of the Loans, and the permanent reduction of all Commitments to zero dollars ($0).

                  "CapEx Loan Commitment" means (a) as to any Lender, the aggregate commitment of such Lender to make CapEx Advances as set forth on Annex I to this Agreement or in the most recent Assignment Agreement executed by such Lender, as such amount may be adjusted, if at all, from time to time in accordance with this Agreement, and (b) as to all Lenders, the aggregate commitment of all Lenders to make CapEx Advances, which aggregate commitment shall be Twenty-Five Million ($25,000,000) on the Fourth Amendment Effective Date, as such amount may be adjusted, if at all, from time to time in accordance with this Agreement.

                  "Commitment Termination Date" means the earliest of (a) December 16, 2008, (b) the date of termination of Lenders' obligations to make Advances and to incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to Section 8.2(b), and
         (c) the date of indefeasible prepayment in full by Borrower of the Loans and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex J, and the permanent reduction of all Commitments to zero dollars ($0).

                  "Loan Documents" means this Agreement, the Notes, the Collateral Documents, the Master Standby Agreement, the GE Capital Fee Letter and all other agreements, instruments, documents and certificates identified in the Closing Checklist (excluding Second Lien Loan Documents) executed and delivered to, or in favor of, Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Agent or any Lender in connection with this Agreement or the transactions contemplated thereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

                  "Revolving Loan" means, at any time, the sum of (i) the aggregate amount of Revolving Credit Advances outstanding to Borrower plus (ii) the aggregate Letter of Credit Obligations incurred on behalf of Borrower. Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan shall include the outstanding balance of Letter of Credit Obligations.

                  "Revolving Loan Commitment" means (a) as to any Revolving Lender, the aggregate commitment of such Revolving Lender to make Revolving Credit Advances or incur Letter of Credit Obligations as set forth on Annex 1 to this Agreement or in the most recent Assignment Agreement executed by such Revolving Lender and (b) as to all Revolving Lenders, the aggregate commitment of all Revolving Lenders to make Revolving Credit Advances or incur Letter of Credit Obligations, which aggregate commitment shall be Thirty Million ($30,000,000) on the Fourth Amendment Effective Date, as such amount may be adjusted, if at all, from time to time in accordance with this Agreement.

                  "Termination Date" means the date on which (a) the Loans have been indefeasibly repaid in full, (b) all other Obligations under this Agreement and the other Loan Documents have been completely discharged,
         (c) all Letter of Credit Obligations have been cash collateralized, cancelled or backed by standby letters of credit in accordance with Annex J and (d) Borrower shall not have any further right to borrow any monies under this Agreement.

         25. Amendment to Annex F. Annex F of the Credit Agreement is hereby amended by replacing clause (a) of such Annex in its entirety with the following clause (a):

                  (a) Maximum Capital Expenditures. Commencing with Fiscal Year 2006, Borrower and its Subsidiaries on a consolidated basis shall not make Capital Expenditures (other than Capital Expenditures made by the Borrower that are financed entirely with the proceeds of CapEx Loans) during the following periods that exceed in the aggregate the amounts set forth opposite each of such periods:

            Period                              Maximum Capital Expenditures per
            ------                              Period
                                                ------

            Fiscal Year 2006                   $45,000,000
            Fiscal Year 2007                   $50,000,000
            Each Fiscal Year thereafter        $40,000,000


         26. Amendment to Annex F. Annex F of the Credit Agreement is hereby further amended by replacing clause (b) of such Annex in its entirety with the following clause (b):

                  (b) Minimum Fixed Charge Coverage Ratio. Borrower and its Subsidiaries shall have, on a consolidated basis at the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending March 31, 2006, a Fixed Charge Coverage Ratio for the 12-month period then ended of not less than 1.25:1.00; provided, however, that for the purpose of calculating the Fixed Charge Coverage Ratio for the Fiscal Quarters ending March 31, 2006, June 30, 2006 and September 30, 2006, EBITDA and Fixed Charges shall be measured for the period commencing on January 1, 2006 and ending on the last day of such Fiscal Quarter.

         27. Amendment to Annex I. Annex I of the Credit Agreement is hereby amended by replacing it in its entirety with Annex I attached hereto.

         28. Addition of Annex J/Exhibit B-1 to Credit Agreement. The Credit Agreement is hereby further amended by (i) inserting a new Annex J in the form of Annex J attached hereto and (i) inserting a new Exhibit B-1 in the form of Exhibit B-1 attached hereto.

                  B. CONDITIONS PRECEDENT

         Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Agent and the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, Borrower shall have no rights under this Amendment and the Agent and the Lenders shall not be obligated to take, fulfill or perform any action hereunder, until the Agent shall have received (i) an amendment fee in an amount equal to 0.50% of the aggregate amount by which the Revolving Loan Commitment and the CapEx Commitment are increased hereby, to be allocated among those Lenders increasing their Commitments pursuant to this Amendment, pro rata based on each such Lender's increase in Commitments, (ii) payment of all other costs and expenses, including fees and expense of counsel to the Agent, incurred in connection with this Amendment or otherwise outstanding and (ii) each of the following documents:

                  (a) duly executed counterparts of this Amendment duly executed by all parties hereto, in form and substance satisfactory to the Agent and its counsel;

                  (b) duly executed originals of the Revolving Notes and CapEx Notes for each applicable Lender issued in connection with this Amendment, dated the Fourth Amendment Effective Date;

                  (c) duly executed originals of the Master Standby Agreement from Borrower;

                  (d) for each Credit Party, a duly executed certificate certifying that (i) no amendment or changes have been made to its charter or bylaws since their delivery to Agent on the Closing Date and
         (ii) resolutions of such Person's board of directors approving and authorizing the execution, delivery and performance of this Amendment and the other Loan Documents to which such Person is a party and the transactions to be consummated in connection herewith and therewith, each certified as of the Fourth Amendment Effective Date and executed by such Person's corporate secretary or an assistant secretary;

                  (e) for each Credit Party, such Person's (i) good standing certificates (including verification of tax status) in its state of incorporation and (ii) good standing certificates (including verification of tax status) and certificates of qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date prior to the Fourth Amendment Effective Date and certified by the applicable Secretary of State or other authorized Governmental Authority;

                  (f) duly executed originals of opinions of Rosen, Cook, Sledge, Davis, Cade & Shattuck, P.A., together with any local counsel opinions reasonably requested by Agent, each in form and substance reasonably satisfactory to Agent and its counsel, dated as of the Fourth Amendment Effective Date, and each accompanied by a letter addressed to such counsel from the Credit Parties, authorizing and directing such counsel to address its opinion to Agent, on behalf of Lenders, and to include in such opinion an express statement to the effect that Agent and Lenders are authorized to rely on such opinion; and

                  (g) such other certificates, documents and agreements respecting Borrower as the Agent may request in its reasonable discretion, in form and substance satisfactory to the Agent and its counsel.

                  C. REPRESENTATIONS AND WARRANTIES

         Each Credit Party hereby represents and warrants to the Lenders and the Agent that:

         1. The execution, delivery and performance by such Credit Party of this Amendment (a) are within such Credit Party's corporate power; (b) have been duly authorized by all necessary corporate and shareholder action; (c) are not in contravention of any provision of such Credit Party's certificate of incorporation or bylaws or other organizational documents; (d) do not violate any law or regulation, or any order or decree of any Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Credit Party or any of its Subsidiaries is a party or by which such Credit Party or any such Subsidiary or any of their respective property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Credit Party or any of its Subsidiaries; and (g) do not require the consent or approval of any Governmental Authority or any other Person;

         2. This Amendment has been duly executed and delivered for the benefit of or on behalf of each Credit Party and constitutes a legal, valid and binding obligation of each Credit Party, enforceable against such Credit Party in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights and remedies in general; and

         3. After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of the date hereof.

                              D. OTHER AGREEMENTS

         1. Continuing Effectiveness of Loan Documents. As amended hereby, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of Borrower. To the extent any terms and conditions in any of the other Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby. Upon the effectiveness of this Amendment such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby.

         2. Reaffirmation and Acknowledgments.

         (a) Reaffirmation. Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the other Loan Documents, effective as of the date hereof and after giving effect to this Amendment.

         (b) Acknowledgment of Perfection of Security Interest. Borrower hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Agent and the Lenders under the Credit Agreement and the other Loan Documents securing the Loans are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents

         3. Expenses. Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and enforcement of this Amendment, the closing hereof, and any other transactions contemplated hereby, including the fees and out-of-pocket expenses of Agent's counsel.

         4. GOVERNING LAW. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

         5. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

         6. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

         7. Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

         8. Release. Each Credit Party hereby releases, acquits, and forever discharges the Agent and each of the Lenders, and each and every past and present subsidiary, affiliate, stockholder, officer, director, agent, servant, employee, representative, and attorney of the Agent and the Lenders, from any and all claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including reasonable attorneys' fees) of any kind, character, or nature whatsoever, known or unknown, fixed or contingent, which such Credit Party may have or claim to have now or which may hereafter arise out of or connected with any act of commission or omission of the Agent or the Lenders existing or occurring prior to the date of this Amendment or any instrument executed prior to the date of this Amendment including, without limitation, any claims, liabilities or obligations arising with respect to the Credit Agreement or the other of the Loan Documents, other than claims, liabilities or obligations caused by Agent's or any Lender's own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. The provisions of this paragraph shall be binding upon each Credit Party and shall inure to the benefit of Agent, the Lenders, and their respective heirs, executors, administrators, successors and assigns.

         9. Waiver. To the extent that the Borrower made Capital Expenditures during the Fiscal Year 2006 prior to the Third Amendment Effective Date in excess of $10,000,000 but less than or equal to $15,000,000, the Lenders waive any Event of Default that may have occurred as a result thereof.

                            [SIGNATURE PAGES FOLLOW]

                  IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

                                  WARRIOR ENERGY SERVICES
                                  CORPORATION, as Borrower


                                  By: /s/William L. Jenkins
                                      -------------------------------
                                      Name:  William L. Jenkins
                                      Title:  Chief Executive Officer








                     [SIGNATURE PAGE TO FOURTH AMENDMENT TO
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

                                      GENERAL ELECTRIC CAPITAL
                                      CORPORATION, as Agent and a Lender


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:  Duly Authorized Signatory







                     [SIGNATURE PAGE TO FOURTH AMENDMENT TO
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

                                           THE CIT GROUP/BUSINESS CREDIT, INC.,
                                           as a Lender


                                           By:
                                               --------------------------------
                                               Name:
                                               Title:









                     [SIGNATURE PAGE TO FOURTH AMENDMENT TO
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

                                            LASALLE BUSINESS CREDIT, LLC,
                                            as a Lender


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:









                     [SIGNATURE PAGE TO FOURTH AMENDMENT TO
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

                 ANNEX I (FROM ANNEX A - COMMITMENTS DEFINITION)
                                       to
                                CREDIT AGREEMENT


Commitments                                                                     Lender
-----------                                                                     ------

Revolving Loan Commitment
$12,000,000                                                   General Electric Capital Corporation
including a Swing Line Commitment
of $3,000,000)

Term Loan Commitment:
$12,000,000                                                   General Electric Capital Corporation

CapEx Loan Commitment:
$10,000,000                                                   General Electric Capital Corporation

Revolving Loan Commitment
$9,000,000                                                    LaSalle Business Credit, LLC

Term Loan Commitment:
$9,000,000                                                    LaSalle Business Credit, LLC

CapEx Loan Commitment:
$7,500,000                                                    LaSalle Business Credit, LLC

Revolving Loan Commitment
$9,000,000                                                    The CIT Group/Business Credit, Inc.

Term Loan Commitment:
$9,000,000                                                    The CIT Group/Business Credit, Inc.

CapEx Loan Commitment:
$7,500,000                                                    The CIT Group/Business Credit, Inc.



                                   Annex I - 1

                             ANNEX J (SECTION 1.2A)
                                       TO
                                CREDIT AGREEMENT


                                LETTERS OF CREDIT

                  (a) Issuance. Subject to the terms and conditions of the Agreement, Agent and Revolving Lenders agree to incur, from time to time prior to the Commitment Termination Date, upon the request of Borrower and for Borrower's account, Letter of Credit Obligations by causing Letters of Credit to be issued by GE Capital or a Subsidiary thereof or a bank or other legally authorized Person selected by or acceptable to Agent in its sole discretion (each, an "L/C Issuer") for Borrower's account and guaranteed by Agent; provided, that if the L/C Issuer is a Revolving Lender, then such Letters of Credit shall not be guaranteed by Agent but rather each Revolving Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the written consent of Agent, as more fully described in paragraph
(b)(ii) below. The aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the least of (i) Two Million Dollars ($2,000,000) (the "L/C Sublimit"), and (ii) the Maximum Amount less the aggregate outstanding principal balance of the Revolving Credit Advances and the Swing Line Loan. No such Letter of Credit shall have an expiry date that is more than one year following the date of issuance thereof, unless otherwise determined by Agent in its sole discretion (including with respect to customary evergreen provisions), and neither Agent nor Revolving Lenders shall be under any obligation to incur Letter of Credit Obligations in respect of, or purchase risk participations in, any Letter of Credit having an expiry date that is later than the Commitment Termination Date.

                  (b)(i) Advances Automatic; Participations. In the event that Agent or any Revolving Lender shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Revolving Credit Advance under Section 1.1(a) of the Agreement regardless of whether a Default or Event of Default has occurred and is continuing and notwithstanding Borrower's failure to satisfy the conditions precedent set forth in Section 2, and each Revolving Lender shall be obligated to pay its Pro Rata Share thereof in accordance with the Agreement. The failure of any Revolving Lender to make available to Agent for Agent's own account its Pro Rata Share of any such Revolving Credit Advance or payment by Agent under or in respect of a Letter of Credit shall not relieve any other Revolving Lender of its obligation hereunder to make available to Agent its Pro Rata Share thereof, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available such other Revolving Lender's Pro Rata Share of any such payment.

                     (ii) If it shall be illegal or unlawful for Borrower to incur Revolving Credit Advances as contemplated by paragraph (b)(i) above because of an Event of Default described in Sections 8.1(h) or (i) or otherwise or if it shall be illegal or unlawful for any Revolving Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to an L/C Issuer, or if the L/C Issuer is a Revolving Lender, then (i) immediately and without further action whatsoever, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation equal to such Revolving Lender's Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations in respect of all Letters of Credit then outstanding and
(ii) thereafter, immediately upon issuance of any Letter of Credit, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation in such Revolving Lender's Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations with respect to such Letter of Credit on the date of such issuance. Each Revolving Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in the Agreement with respect to Revolving Credit Advances.

                                   Annex J - 1

                  (c) Cash Collateral. (i) If Borrower is required to provide cash collateral for any Letter of Credit Obligations pursuant to the Agreement, including Section 8.2 of the Agreement, prior to the Commitment Termination Date, Borrower will pay to Agent for the ratable benefit of itself and Revolving Lenders cash or cash equivalents acceptable to Agent ("Cash Equivalents") in an amount equal to 105% of the maximum amount then available to be drawn under each applicable Letter of Credit outstanding. Such funds or Cash Equivalents shall be held by Agent in a cash collateral account (the "Cash Collateral Account") maintained at a bank or financial institution acceptable to Agent. The Cash Collateral Account shall be in the name of Borrower and shall be pledged to, and subject to the control of, Agent, for the benefit of Agent and Lenders, in a manner satisfactory to Agent. Borrower hereby pledges and grants to Agent, on behalf of itself and Lenders, a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due. The Agreement, including this Annex J, shall constitute a security agreement under applicable law.

                  (ii) If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Borrower shall either (A) provide cash collateral therefor in the manner described above, or (B) cause all such Letters of Credit and guaranties thereof, if any, to be canceled and returned, or (C) deliver a stand-by letter (or letters) of credit in guarantee of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration (plus thirty (30) additional days) as, and in an amount equal to 105% of the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are be satisfactory to Agent in its sole discretion.

                  (iii) From time to time after funds are deposited in the Cash Collateral Account by Borrower, whether before or after the Commitment Termination Date, Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, and in such order as Agent may elect, as shall be or shall become due and payable by Borrower to Agent and Lenders with respect to such Letter of Credit Obligations of Borrower and, upon the satisfaction in full of all Letter of Credit Obligations of Borrower, to any other Obligations then due and payable.

                  (iv) Neither Borrower nor any Person claiming on behalf of or through Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrower to Agent and Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations then due and owing and upon payment in full of such Obligations any remaining amount shall be paid to Borrower or as otherwise required by law. Interest earned on deposits in the Cash Collateral Account shall be held as additional collateral.

                                   Annex J - 2

                  (d) Fees and Expenses. Borrower agrees to pay to Agent for the benefit of Revolving Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (i) all costs and expenses incurred by Agent or any Lender on account of such Letter of Credit Obligations, and (ii) for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the "Letter of Credit Fee") in an amount equal to the Applicable Revolver LIBOR Margin from time to time in effect multiplied by the maximum amount available from time to time to be drawn under the applicable Letter of Credit. Such fee shall be paid to Agent for the benefit of the Revolving Lenders in arrears, on the first day of each month and on the Commitment Termination Date. In addition, Borrower shall pay to any L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

                  (e) Request for Incurrence of Letter of Credit Obligations. Borrower shall give Agent at least two (2) Business Days' prior written notice requesting the incurrence of any Letter of Credit Obligation. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer) and a completed Application for Standby Letter of Credit in the form Exhibit B-1 attached hereto. Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower and approvals by Agent and the L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrower, Agent and the L/C Issuer.

                  (f) Obligation Absolute. The obligation of Borrower to reimburse Agent and Revolving Lenders for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Revolving Lender to make payments to Agent with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of Borrower and Revolving Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following:

                  (i) any lack of validity or enforceability of any Letter of Credit or the Agreement or the other Loan Documents or any other agreement;

                  (ii) the existence of any claim, setoff, defense or other right that Borrower or any of its Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Agent, any Lender, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between Borrower or any of its Affiliates and the beneficiary for which the Letter of Credit was procured);

                  (iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                                   Annex J - 3

                  (iv) payment by Agent (except as otherwise expressly provided in paragraph (g)(ii)(C) below) or any L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit or such guaranty;

                  (v) any other circumstance or event whatsoever, that is similar to any of the foregoing; or

                  (vi) the fact that a Default or an Event of Default has occurred and is continuing.

                  (g) Indemnification; Nature of Lenders' Duties.

                  (i) In addition to amounts payable as elsewhere provided in the Agreement, Borrower hereby agrees to pay and to protect, indemnify, and save harmless Agent and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) that Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or guaranty thereof, or (B) the failure of Agent or any Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent as a result of the gross negligence or willful misconduct of Agent or such Lender as finally determined by a court of competent jurisdiction.

                  (ii) As between Agent and any Lender and Borrower, Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law neither Agent nor any Lender shall be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason;
(C) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided, that in the case of any payment by Agent under any Letter of Credit or guaranty thereof, Agent shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct as finally determined by a court of competent jurisdiction in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they may be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (G) the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (H) any consequences arising from causes beyond the control of Agent or any Lender. None of the above shall affect, impair, or prevent the vesting of any of Agent's or any Lender's rights or powers hereunder or under the Agreement.

                                   Annex J - 4

                  (iii) Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by Borrower in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between Borrower and such L/C Issuer, including a Master Standby Agreement entered into with Agent.





                                   Annex J - 5

                                   EXHIBIT B-1
                                       to
                                CREDIT AGREEMENT


          FORM OF APPLICATION FOR IRREVOCABLE STANDBY LETTER OF CREDIT
                    TO: GENERAL ELECTRIC CAPITAL CORPORATION


----------------------------
Date

----------------------------
L/C No.

      (Bank Use Only)
----------------------------

The undersigned Applicant hereby requests General Electric Capital Corporation ("GE Capital") to issue and transmit by:

| | Teletransmission | | Mail | | Overnight Courier | | Other, Explain _________ the Standby Letter of Credit (the "Credit") substantially as set forth below. In issuing the Credit, GE Capital is expressly authorized to make such changes from the terms herein below set forth as GE Capital, in its sole discretion, may deem advisable.

-----------------------------------------------------------------------------------------------------------------------
Applicant (Full Name and Address)                            Advising Bank:  Wachovia Bank National Association
                                                                             401 Linden Street
                                                                             Winston-Salem, NC  27101
                                                                             Attention:  Standby Letters of Credit
-----------------------------------------------------------------------------------------------------------------------
Beneficiary (Full Name and Address)                          Currency and Amount in Figures:
                                                             Currency and Amount in Words:
                                                             ----------------------------------------------------------
                                                             Expiration Date
                                                             ----------------------------------------------------------
                                                             * SPECIAL INSTRUCTIONS

                                                             Is EVERGREEN language required? | | Yes | | No

                                                             If yes, what is the number of days notification
                                                             required for customary non-renewal notice?

                                                             | | Thirty days | | Sixty Days | | Ninety days  | | Other
-----------------------------------------------------------------------------------------------------------------------
Charges:  GE Capital's charges are for our account, all other charges are to be paid by beneficiary.
-----------------------------------------------------------------------------------------------------------------------

Credit to be available to payment against Beneficiary's draft(s) at sight drawn on GE Capital or its correspondent at GE Capital's option accompanied by the following documents:

| | Statement, purportedly signed by the Beneficiary, reading as follows (please state below exact wording to appear on the statement):

| | Other Documents

| | Special Conditions

| | Issue substantially in form of attached specimen. (Specimen must also be signed by applicant)

--------------------------------------------------------------------------------
Complete only when the Beneficiary (Foreign Bank, or other Financial Institution) is to issue its undertaking based on this Credit.

| | Request Beneficiary to issue and deliver their (specify the type of undertaking) _______________________________________________________________
    in favor of ________________________________________________________________
    for an amount not exceeding the amount specified above, effective immediately relative to (specify contract number or other pertinent reference)________________________________________________________
    to expire on __________________. (This date must be at least 15 days prior to the expiry date indicated above). It is understood that if the Credit is issued in favor of any bank or other financial or commercial entity which has issued or is to issue an undertaking on behalf of Applicant of the Credit in connection with the Credit, Applicant hereby agrees to remain liable under the Master Agreement and this Application in respect of the Credit (even after its expiry date) until GE Capital is released by such bank or entity.

--------------------------------------------------------------------------------


                                   Annex J-1 - 1

Each Applicant signing below affirms that it has fully read and agrees to this Application. IN CONSIDERATION OF GE CAPITAL'S ISSUANCE OF THE CREDIT, APPLICANT AGREES TO BE BOUND BY THE MASTER AGREEMENT FOR STANDBY LETTERS OF CREDIT BETWEEN APPLICANT AND GE CAPITAL (THE "MASTER AGREEMENT"), THE TERMS OF WHICH ARE INCORPORATED BY REFERENCE. All actions to be taken by GE Capital hereunder or in connection with any Credit may be taken by First Union National Bank or another bank designated by GE Capital as GE Capital's agent.

(Note: If a bank, trust company, or other financial institution signs as Applicant for its customer, or if two Applicants jointly apply, both parties should sign below). Documents may be forwarded to you by the Beneficiary, or the negotiating bank, in one mail. You may forward documents to us or our customhouse broker, if specified below, in one mail. We understand and agree that this Credit will be subject to the International Standby Practices, International Chamber of Commerce Publication No. 590 ("ISP98").


----------------------------------------------------      ----------------------------------------------------
          (Print or type name of Applicant)                          (Print or type name of Applicant)

----------------------------------------------------      ----------------------------------------------------
                     (Address)                                                  (Address)

----------------------------------------------------      ----------------------------------------------------

----------------------------------------------------      ----------------------------------------------------
            Authorized Signature (Title)                                    Authorized Signature (Title)

----------------------------------------------------      ----------------------------------------------------
            Authorized Signature (Title)                                    Authorized Signature (Title)

Customer Contact
--------------------------------------------------------------------------------------------------------------
                               GE CAPITAL USE ONLY
                    (NOTE: Application will NOT be processed if this section is not complete.)

Approved:                                City:                                   Date:
          --------------------------           ------------------------------          -----------------------
                                         Telephone:
------------------------------------                -------------------------
        (Print name and title)




                                   Annex J-1 - 2